UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On March 29, 2005, our Board of Directors approved the delisting of our common stock from the Nasdaq National Market, effective as of the close of business on April 1, 2005. As a result, we notified The Nasdaq Stock Market, Inc. on March 30, 2005 of our intent to delist effective as of that time, and we expect our common stock to be available for trading on the NASD OTC Bulletin Board when the market opens on April 4, 2005. Our Board of Directors determined that it was in our best interest to delist our common stock from the Nasdaq National Market so that we may issue common stock and convertible preferred stock in the debt for equity exchange component of our proposed recapitalization and obtain the financing necessary for us to be able to continue our operations without the lengthy delay associated with obtaining stockholder approval under the Nasdaq Marketplace Rules.

Item 8. 01 Other Events.

     On March 30, 2005, we issued the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

          99.1     Press release of Horizon Offshore, Inc. dated March 30, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President and Chief Financial Officer

     Date: March 31, 2005

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Exhibit Index

     99.1                    Press release of Horizon Offshore, Inc. dated March 30, 2005.